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                                                                      EXHIBIT 15
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                  AWARENESS LETTER OF INDEPENDENT ACCOUNTANTS



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Ladies and Gentlemen:

     We are aware that Baxter International Inc. has included our reports dated May 10, 1997, August 7, 1997 and November 13, 1997 (issued pursuant to the provisions of Statement of Auditing Standards No. 71) in its Registration Statement on Form S-8 to be filed on or about February 27, 1998. We are also aware of our responsibilities under the Securities Act of 1933.

                              Yours very truly,



                              PRICE WATERHOUSE LLP

                              Chicago, Illinois
                              February 26, 1998